OPTION AGREEMENT

OPTION AGREEMENT, dated as of July 2, 2008 (this “Agreement”), between ENERGY INFRASTRUCTURE MERGER CORPORATION, a corporation incorporated and existing under the laws of the Republic of The Marshall Islands (the “Buyer”), and SHINYO SAOWALAK LIMITED, a company incorporated and existing under the laws of the British Virgin Islands (the “Seller”). Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Second Amended and Restated Share Purchase Agreement (as defined below).

WHEREAS:

1. Pursuant to and subject to the conditions contained in the Second Amended and Restated Share Purchase Agreement dated as of July 2, 2008 (the “Second Amended and Restated Share Purchase Agreement”) among (i) Vanship Holdings Limited (“Vanship”), (ii) Energy Infrastrucure Acquisition Corp. (“EIAC”) and (iii) the Buyer, Vanship, the Buyer and EIAC agreed, upon the terms and conditions stated therein, to effect the Sale and Purchase described therein.

2. The Seller is a wholly-owned subsidiary of Vanship.

3. Pursuant to a Shipbuilding Contract dated March 28, 2006 (as novated on April 8, 2008, the “Shipbuilding Contract”) between Dalian Shipbuilding Industry Co. Ltd. (the “Shipyard”) and the Seller, the Shipyard has agreed to build for the Seller one 298,000 dwt crude oil tanker, hull number T3000-35 (the “Option Vessel”).

4. Pursuant to Article VII of the Shipbuilding Contract the Shipyard has agreed to deliver the Option Vessel on or before June 30, 2010 (as the same may be adjusted in accordance with the terms of the Shipbuilding Contract, the “Delivery Date”)

5. In connection with the Sale and Purchase, the Second Amended and Restated Share Purchase Agreement provides that the Seller shall grant the Buyer an option to purchase the Seller’s ownership interest in the Option Vessel, subject to and with the benefit of any charter of such Option Vessel, such option to be effective until 5:00 p.m. New York City time on the date which is 90 days before the Delivery Date.

6. Upon the terms and conditions stated in a Shelltime 4 Time Charter Party dated April 10, 2008 (the “Charter”), the Seller has agreed to time charter the Option Vessel to Dalian Ocean Shipping Co. Ltd.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby agrees with the Buyer as follows:

SECTION 1. Grant of Option. The Seller hereby grants to the Buyer and the Buyer hereby accepts an option to purchase the Seller’s ownership interest in the Option Vessel, subject to and with the benefit of the Charter.

SECTION 2. Exercise of Option. The Buyer may exercise the Option at anytime from the date of this Agreement until 5:00 p.m. New York City time on the date which is 90 days before the Delivery Date by giving written notice to the Seller of such exercise (the date the Seller sends such written notice being the “Exercise Date”) and within 10 Business Days (or such longer period as the Seller and the Buyer may agree) of the Exercise Date paying to such account as the Seller shall direct, in immediately available U.S. dollars without any set-off or deduction for any reason, an amount in U.S. dollars equal to the greater of (as of the Exercise Date):

(a) the Seller’s proportionate interest in the aggregate of the charter-free fair market value of the Option Vessel plus any premium fairly attributable to the Charter as agreed between the Buyer and the Seller or in default of agreement as determined by the average of two (2) valuations made on such basis by internationally recognized ship brokers mutually acceptable to the Buyer and the Seller;

(b) the value of the Seller’s interest in the Option Vessel as reflected in the financial statements of the Seller (taking into account all sums expended in respect of the Option Vessel and allowing interest on such sums at LIBOR); and

(c) the amount of any bona fide Third Party offer for such Option Vessel.

SECTION 3. Delivery of Option Vessel to Buyer; Warranty Rights. Provided that the Buyer has exercised the Option and paid to the Seller all amounts due under and in conformity with the terms and conditions of Section 2 hereof, the Seller shall cause the Option Vessel to be delivered to the Buyer or its nominated subsidiary on the date that the Seller takes delivery of the Option Vessel from the Shipyard. In addition, the Seller shall assign to the Buyer all post-delivery warranty rights under the Shipbuilding Contract and shall use reasonable commercial efforts to cause the Shipyard to agree to such assignment of warranty rights.

SECTION 4. No Prejudice. Notwithstanding any provision of this Agreement or any provision in Second Amended and Restated Share Purchase Agreement, the Option granted by the Seller to the Buyer by this Agreement is without prejudice to the right of the Seller to sell the Option Vessel to any Third Party and at any price prior to the exercise of the Option by the Buyer, provided that the Seller shall have first offered the Buyer the right to acquire the Option Vessel on substantially identical terms as have been offered by such Third Party to the Seller for the acquisition of the Option Vessel and, the Buyer has either declined to proceed with such opportunity within not more than three (3) Business Days of the date the Seller has offered such opportunity to the Buyer, or has failed to respond to such offer within such time.

SECTION 5. Representations and Warranties. (a) The Seller hereby represents and warrants to the Buyer that:

(i)	as of the date hereof the Shipbuilding Contract is valid and in full force and effect;

(ii)	as of the date hereof there has been no default by the Seller or, to the Seller’s knowledge, by the Shipyard under the terms of the Shipbuilding Contract;

(iii)	as of the date hereof, to the Seller’s knowledge, there is/are no pending dispute(s) or arbitration proceedings arising out of or in connection with the Shipbuilding Contract;

(iv)
there is nothing in the Shipbuilding Contract that prohibits or prevents the Seller from granting the Option to the Buyer and the Seller has not granted any option in respect of the Option Vessel to anyone other than the Buyer;

(v)
the Seller is a corporation duly organized and validly existing under the laws of the British Virgin Islands and has full power, authority and legal right to grant the Option pursuant to, and to otherwise perform its obligations under, this Agreement;

(vi)
this Agreement has been duly authorized, executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles regardless of whether enforcement is sought in equity or at law;

(vii)
no consent of any other party and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Seller in connection with (A) the execution, delivery or performance of this Agreement or (B) the validity or enforceability of this Agreement;

(viii)
the execution, delivery and performance of this Agreement will not violate any provision of (A) any applicable state, federal or foreign law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Seller, (B) the organizational documents of the Seller, or (C) any mortgage, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which the Seller is a party or which purports to be binding upon the Seller or upon any of its assets, and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of the Seller except as contemplated by this Agreement; and

(ix)
there is no tax, levy, impost, deduction, charge or withholding imposed by the British Virgin Islands or any political subdivision or taxing authority thereof on or by virtue of the execution, delivery or performance of this Agreement or any other document to be furnished hereunder by the Seller.

(b)	The Buyer hereby represents and warrants to the Seller that:

(i)
the Buyer is a corporation duly organized and validly existing under the laws of the Republic of The Marshall Islands and has full power, authority and legal right to perform its obligations under, this Agreement;

(ii)
this Agreement has been duly authorized, executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles regardless of whether enforcement is sought in equity or at law;

(iii)
no consent of any other party and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Buyer in connection with (A) the execution, delivery or performance of this Agreement or (B) the validity or enforceability of this Agreement;

(iv)
the execution, delivery and performance of this Agreement will not violate any provision of (A) any applicable state, federal or foreign law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Buyer, (B) the organizational documents of the Buyer, or (C) any mortgage, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which the Buyer is a party or which purports to be binding upon the Buyer or upon any of its assets, and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of the Buyer except as contemplated by this Agreement; and

(v)
there is no tax, levy, impost, deduction, charge or withholding imposed by the Republic of The Marshall Islands or any political subdivision or taxing authority thereof either (A) on or by virtue of the execution, delivery or performance of this Agreement or any other document to be furnished hereunder or (B) on any payment to be made by the Buyer pursuant to this Agreement.

SECTION 6. Seller to Remain Liable. The Seller shall at all times remain fully liable under the Shipbuilding Contract to perform all of the duties and obligations assumed by it thereunder to the same extent as if this Agreement had not been executed, and the Buyer shall have no obligation or liability under the Shipbuilding Contract by reason of or arising out of this Agreement nor shall the Buyer be required or obligated in any manner to perform or fulfill any of the duties or obligations of the Seller under or pursuant to Shipbuilding Contract or to make any payment under Shipbuilding Contract, provided that upon delivery of the Option Vessel to the Buyer and the Seller’s assignment to the Buyer of all post-delivery warranty rights under the Shipbuilding Contract, the Seller shall have no further duty or obligation under the Shipbuilding Contract or the Charter, and the Buyer hereby covenants and undertakes to indemnify the Seller against all costs, expenses or liabilities of any nature incurred by the Seller in respect of any such duties or obligations or otherwise under the Shipbuilding Contract or the Charter as at and from the Exercise Date, and the Buyer shall promptly enter into a novation agreement in respect of the Charter in such form as the Seller may reasonably require.

SECTION 7. No Other Options. The Seller hereby covenants that, without the prior written consent thereto of the Seller, so long as this Agreement shall remain in effect, it will not grant the whole or any part of the rights hereby granted in respect of the Option to anyone other than the Buyer.

SECTION 8. Termination. The Option granted hereunder by the Seller to the Buyer shall terminate and be extinguished without liability of any nature on the part of the Seller upon the earlier of (a) the termination of the Second Amended and Restated Share Purchase Agreement, (b) the failure of the Buyer to exercise its rights under and as permitted by either Section 2 or Section 4 hereof, (c) the total loss of the Option Vessel or the termination of the Shipbuilding Contract prior to the Delivery Date and (d) the failure of the Shipyard to deliver the Option Vessel for any reason.

SECTION 9. Notices. All notices provided hereunder shall be given in writing and either delivered personally or by courier service or by facsimile transmission,

if to the Buyer, to:

ENERGY INFRASTRUCTURE MERGER CORPORATION
c/o V&P Law Firm
15, Filikis Eterias Sq.,
106 73 Athens,
Greece
Attention: John Papapetros, Esq.
Fax No: 30 210 723 1462

if to the Seller to:

SHINYO [SAOWALAK / KIERAN] LIMITED
c/o Univan Ship Management Limited
Suite 801 Asian House
1 Hennessy Road, Wanchai
Hong Kong
Attention: Captain C.A.J. Vanderperre
Fax No: (+852) 2861 0742

or to such other address as the parties shall from time to time designate in writing. Any notice delivered personally or by fax shall be deemed given upon receipt (with confirmation of receipt required in the case of fax transmissions); any notice given by overnight courier shall be deemed given on the third Business Day after delivery to the overnight courier.

SECTION 10. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles.

SECTION 11. Arbitration. Any controversy or claim arising out of or in conjunction with this Agreement shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association then in effect in the State of New York and judgment upon such award rendered by the arbitrator shall be final and binding upon the parties and may be entered and enforced in any court having jurisdiction thereof. The arbitration shall be held in the State of New York, New York County or such other location as is mutually agreed in writing before a panel of three (3) arbitrators, one selected by Seller, one selected by the Buyer, and the third by the two (2) so chosen. The arbitration award shall include attorneys’ fees and costs to the prevailing party.

SECTION 12. Headings. Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 14. Amendments in Writing. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or any consent to any departure by either the Seller or the Buyer from any provision hereof, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the parties hereto.

SECTION 15. Execution in Counterparts. This Agreement and any amendment, waiver or consent hereto may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. All such counterparts may be delivered among the parties hereto by facsimile or other electronic transmission, which shall not affect the validity thereof.

SECTION 16. Entire Agreement. This Agreement and the other documents referred to herein or therein, on and as of the date hereof, constitute the entire agreement of the parties hereto with respect to the subject matter hereof or thereof, and all prior understandings or agreements, whether written or oral between the parties hereto with respect to such subject matter are hereby superseded in their entirety.

SECTION 17. Successors and Assigns. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and permitted assigns; provided, that the Buyer may not assign any of its rights or obligations hereunder without the prior written consent of the Seller, which consent may be withheld arbitrarily.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and date first above written.

ENERGY INFRASTRUCTURE MERGER CORPORATION

By:
Name:
Title:

SHINYO SAOWALAK LIMITED

By:
Name: Captain C.A.J. Vanderperre
Title: Director